UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2011
Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of The Bahamas
(State or other Jurisdiction of Incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
P.O. Box N-9306
Nassau, The Bahamas	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(242) 356-0006
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 14, 2011, Steiner Leisure Limited (the "Company") held its 2011 annual meeting of shareholders (the "2011 Annual Meeting"). Below is a summary of the proposals and corresponding votes.

The first proposal was the election of three Class III directors to serve for terms of three years, until the Company's 2014 annual meeting of shareholders or until their successors are duly elected and take office, unless, prior to that date, they have resigned or otherwise left office. All three Class III directors were elected, with each director receiving votes as follows:

Nominee	For	Withheld
Leonard I. Fluxman	13,720,024	194,365
Michèle Steiner Warshaw	13,710,282	204,107
Steven J. Preston	13,663,426	250,963

There were 379,908 broker non-votes with respect to this proposal.

The second proposal was the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011. The appointment was ratified by the Company's shareholders as follows:

For	Against	Abstain
14,236,390	52,356	5,551

There were no broker non-votes with respect to this proposal.

The third proposal was a non-binding advisory vote on the compensation of the named executive officers of the Company ("Say on Pay") as disclosed in the Company's proxy statement for the 2011 Annual Meeting, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

For	Against	Abstain
12,466,043	1,430,343	18,003

There were 379,908 broker non-votes with respect to this proposal.

The fourth proposal was a non-binding advisory vote on the frequency of the advisory vote on Say on Pay in future years.

Every Year	Every 2 Years	Every 3 Years	Abstain
10,787,936	31,597	3,092,691	2,165

There were no broker non-votes with respect to this proposal.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEINER LEISURE LIMITED

Date: June 16, 2011	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer